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                                   EXHIBIT 5.1

                             OPINION OF LAW OFFICES
                                 OF GARY L. BLUM



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                                [LETTERHEAD]



        October 10, 1996

Helionetics, Inc.
6849 Hayvenhurst Avenue
Van Nuys, CA 91406

        RE: HELIONETICS, INC. REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

        We are acting as counsel for Helionetics, Inc., a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 2,122,394 shares of the Company's common shares (the "Shares") pursuant to those certain 46 consulting agreements for services provided during 1994, 1995 and 1996 (collectively, the "Contracts"). A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

        In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.

        In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon; the legal capacity of all natural persons executing such documents; the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies; and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.

        Based upon the foregoing, but subject to the limitations set forth below, it is our opinion that the Shares, when sold in accordance with the terms of the Contracts, respectively, will be legally issued, fully paid and non-assessable.


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Helionetics, Inc.
October 10, 1996
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        The opinions expressed herein are limited to matters involving the federal laws of the United States.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

        Respectfully submitted,

        LAW OFFICES OF GARY L. BLUM


        By:    /s/ Gary L. Blum
            -------------------------
               Gary L. Blum, Esq.

GLB/eri



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